EXHIBIT 21.1 LISTING OF SUBSIDIARIES

Subsidiary	State or Other Jurisdiction of Incorporation
1000335854 Ontario Corporation	Ontario, Canada
Aclara Belgium	Belgium
Aclara India Private Limited	India
Aclara International Holdings, Inc.	Delaware
Aclara Meters Chile SpA	Chile
Aclara Meters LLC	Delaware
Aclara Meters Philippines, Inc.	Philippines
Aclara Meters UK Ltd.	UK
Aclara Meters, S.L.	Spain
Aclara Smart Grid Solutions, LLC	Delaware
Aclara Technologies LLC	Ohio
Acme Electric de México, S. de R. L. de C.V.	Mexico
Acme Electric Manufacturing de México, S. de R.L. de C.V.	Mexico
Armorcast Products Company, Inc.	California
Austdac Pty. Limited	Australia
Bel Manufacturera, S. de R.L. de C.V.	Mexico
Burndy Americas Inc.	Delaware
Burndy International Holdings S.a.r.l.	Luxembourg
Burndy LLC	Delaware
Burndy Technology and Global Business Services Private Limited	India
Burndy Technology LLC	Delaware
Cantega Technologies Inc.	Canada
CDR de México S. de R.L. de C.V.	Mexico
Chalmit Lighting Limited	UK
Connector Assembly, Ltd.	Ohio
Connector Manufacturing Company	Ohio
Distribution Control Systems Caribe, Inc.	Puerto Rico
Dongguan Hubbell Electrical Products Company Limited	China
EI Electronics LLC	Delaware
Electro Composites (2008) ULC	Nova Scotia
GAI-Tronics Corporation	Delaware
GAI-Tronics Limited	UK
GAI-Tronics S.r.l.	Italy
Gleason Reel Corp.	Delaware
Harvey Hubbell Holdings S.a.r.l.	Luxembourg
Harvey Hubbell Limited	UK
Harvey Hubbell, Incorporated	Connecticut
Hawke Asia Pacific Pte. Ltd.	Singapore
Hawke Cable Glands Limited	UK
Hipotronics, Inc.	Delaware
Hub Reinsurance Limited	Bermuda

Subsidiary	State or Other Jurisdiction of Incorporation
Hubbell (Australia) Holdings Pty. Limited	Australia
Hubbell (UK) GulfMex Limited	UK
Hubbell Asia Limited	Hong Kong
Hubbell Australia Holdco Limited	Cayman Islands
Hubbell Canada ULC	Canada
Hubbell Caribe Limited	Cayman Islands
Hubbell Cayman Investments Limited	Cayman Islands
Hubbell Commercial and Trading (Shanghai) Co., Ltd.	China
Hubbell Corporate Holdings, Inc.	Delaware
Hubbell Distribution, Inc.	Delaware
Hubbell do Brasil, Indústria, Comércio, Importação e Exportação de Equipamentos Elétricos Ltda.	Brazil
Hubbell Electric (Wuhu) Co. Ltd.	China
Hubbell Gas Utility Solutions, Inc.	California
Hubbell Global Operations Limited	Ireland
Hubbell Holdco Luxembourg S.a.r.l.	Luxembourg
Hubbell Holdings Europe Limited	UK
Hubbell Holdings Limited	UK
Hubbell Incorporated (Delaware)	Delaware
Hubbell India Electrical Products, LLP	India
Hubbell Industrial Controls, Inc.	Delaware
Hubbell International Management Limited	Ireland
Hubbell International, LLC	Delaware
Hubbell Korea, Ltd.	Korea
Hubbell Lenoir City, Inc.	Virginia
Hubbell Limited	UK
Hubbell Luxembourg S.a.r.l.	Luxembourg
Hubbell Management Inc.	Canada
Hubbell Manufacturing OKC, Inc.	Delaware
Hubbell Operations, LLC	Delaware
Hubbell Pickering LP	Canada
Hubbell Plastics, Inc.	Delaware
Hubbell Power Holdings S.a.r.l.	Luxembourg
Hubbell Power Systems, Inc.	Delaware
Hubbell Products México S. de R.L. de C.V.	Mexico
Hubbell Sing Holdco Pte. Ltd	Singapore
Hubbell Switch Holding Co., Inc.	Delaware
HUBS, INC.	Delaware
Indústria Eletromecânica Balestro Ltda.	Brazil
Itapark Administradora de Bens Ltda.	Brazil
Jiangsu Xiangyuan Electric Equipment Co., Ltd.	China
Keystone Electrical Manufacturing, Inc.	Delaware
Meramec Instrument Transformer Company	Missouri
Meter Readings Holding I Corp.	Delaware

Subsidiary	State or Other Jurisdiction of Incorporation
Meter Readings Holding, LLC	Delaware
Multiwave Sensors Inc.	Ontario, Canada
Newco Condenser, Inc.	Delaware
Northern Star Holdings, Inc.	Delaware
Northern Star Industries, Inc.	Michigan
PCORE Electric Company, Inc.	Delaware
PCX Holding LLC	Ohio
Progress Lighting, LLC	Delaware
REF Automation Limited	Ontario, Canada
Ripley Europe Limited	United Kingdom
State Street Corp.	Connecticut
Wepawaug Canada Corp.	Nova Scotia